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PRICEWATERHOUSECOOPERS [LOGO]
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                                                  PRICEWATERHOUSECOOPERS LLP
                                                  333 Bridge Streeet, N.W.
                                                  Suite 105
                                                  Grand Rapids MI 49504-5356
                                                  Telephone (616) 458 7700
                                                  Facsimile (616) 454 6375



                           CONSENT OF INDEPENDENT AUDITOR
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We agree to the inclusion in this registration statement of Form S-6 (File No.
333-65437) of our report, dated February 6, 1998, on our audit of the statutory basis financial statements of Royal Life Insurance Company of America and Subsidiaries as of and for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ PricewaterhouseCoopers LLP

April 14, 1999